                           RESTRICTED SHARE AGREEMENT
                     UNDER THE AIRCASTLE INVESTMENT LIMITED
                         2005 EQUITY AND INCENTIVE PLAN

          This Award Agreement (this "Restricted Share Agreement"), dated as of
_______, 2006 (the "Date of Grant"), is made by and between Aircastle Investment
Limited, a Bermuda exempted Company (the "Company") and [__________] (the
"Participant"). Capitalized terms not defined herein shall have the meaning ascribed to them in the Aircastle Investment Limited 2005 Equity and Incentive
Plan (the "Plan"). Where the context permits, references to the Company shall include any successor to the Company.

          1. Grant of Restricted Shares. The Company hereby grants to the
Participant [________] Shares (such shares, the "Restricted Shares"), subject to all of the terms and conditions of this Restricted Share Agreement and the Plan.

          2. Lapse of Restrictions.

               (a) Vesting.

               (i) General. Subject to the provisions set forth below, the restrictions on Transfer (as defined in Section 9 hereof) set forth in Section
2(b) hereof shall lapse with respect to the number of Restricted Shares specified for each Vesting Date as follows:

                      Number of
Vesting Date     Restricted Shares
--------------   -----------------
January 1, 200
January 1, 200
January 1, 200
January 1, 200
January 1, 200

subject in each case to the continued employment of the Participant by the
Company or one of its Subsidiaries or Affiliates from the date hereof through the relevant Vesting Date, and provided that the Participant has not given notice of resignation, as of each such Vesting Date, subject to paragraph (ii)
of this Section 2(a).

               (ii) Following Certain Terminations of Employment. Subject to the
next sentence, upon termination of the Participant's employment with the Company and its Subsidiaries and Affiliates for any reason (including the death or
Disability of the Participant), any Restricted Shares in respect of which the restrictions on Transfer described in this Section shall not already have lapsed shall be immediately repurchased by the Company at a price equal to the par value per Share and neither the Participant nor any of the Participant's successors, heirs, assigns, or personal representatives shall

                                       -1-

thereafter have any further rights or interests in such Restricted Shares.
Notwithstanding the foregoing:

               (x) in the event that the Participant's employment with the
          Company or a Subsidiary or Affiliate is terminated without Cause, then the Restricted Shares (if any) which are due to vest at the next
          Vesting Date shall vest on the date of such termination of employment, and the restrictions on Transfer of such Restricted Shares set out in
          Section 2(b) shall lapse, subject to the Participant's execution of a separation agreement prepared by the Company (or any Subsidiary of
          Affiliate) which includes, inter alia, a general release of claims;
          and

               (y) in the event that the Participant's employment is terminated without Cause within 12 months following a Change of Control, then
          100% of the Restricted Shares that are not vested as of the date of such termination shall immediately vest.

               (b) Restrictions. Until the restrictions on Transfer of the
Restricted Shares lapse as provided in Section 2(a) hereof, or as otherwise provided in the Plan, no Transfer of the Restricted Shares or any of the
Participant's rights with respect to the Restricted Shares, whether voluntary or involuntary, by operation of law or otherwise, shall be permitted, except in accordance with Section 14(b) hereof. Unless the Administrator determines otherwise, upon any attempt to Transfer Restricted Shares or any rights in respect of Restricted Shares, before the lapse of such restrictions (except in accordance with Section 14(b) hereof), such Restricted Shares, and all of the rights related thereto, shall be immediately repurchased by the Company at a price equal to the par value per Share.

          3. Adjustments. Pursuant to Section 5 of the Plan, in the event of a change in capitalization as described therein, the Administrator shall make such equitable changes or adjustments as it deems necessary or appropriate to the number and kind of securities or other property (including cash) issued or issuable in respect of outstanding Restricted Shares.

          4. Legend on Certificates. The Participant agrees that any certificate issued for Restricted Shares (or, if applicable, any book entry statement issued for Restricted Shares) prior to the lapse of any outstanding restrictions relating thereto shall bear the following legend (in addition to any other legend or legends required under applicable federal and state securities laws):

     THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN
     RESTRICTIONS UPON TRANSFER AND RIGHTS OF REPURCHASE (THE "RESTRICTIONS") AS
     SET FORTH IN THE AIRCASTLE INVESTMENT LIMITED 2005 EQUITY AND INCENTIVE
     PLAN AND A RESTRICTED SHARE AGREEMENT ENTERED INTO

                                       -2-

     BETWEEN THE REGISTERED OWNER AND AIRCASTLE INVESTMENT LIMITED, COPIES OF
     WHICH ARE ON FILE WITH THE SECRETARY OF THE COMPANY. ANY ATTEMPT TO DISPOSE
     OF THESE SHARES IN CONTRAVENTION OF THE RESTRICTIONS, INCLUDING BY WAY OF
     SALE, ASSIGNMENT, TRANSFER, PLEDGE, HYPOTHECATION OR OTHERWISE, SHALL BE
     NULL AND VOID AND WITHOUT EFFECT AND SHALL RESULT IN THE FORFEITURE OF SUCH
     SHARES AS PROVIDED BY SUCH PLAN AND AGREEMENT.

          5. Certain Changes. The Administrator may accelerate the date on which the restrictions on transfer set forth in Section 2(b) hereof shall lapse or otherwise adjust any of the terms of the Restricted Shares; provided that, subject to Section 5 of the Plan, no action under this Section shall adversely affect the Participant's rights hereunder.

          6. Notices. All notices and other communications under this Restricted
Share Agreement shall be in writing and shall be given by facsimile or first class mail, certified or registered with return receipt requested, and shall be deemed to have been duly given three days after mailing or 24 hours after transmission by facsimile to the respective parties, as follows: (i) if to the
Company, c/o Aircastle Advisor LLC, 300 First Stamford Place, 5th Floor,
Stamford, CT 06902, Attn: General Counsel and (ii) if to the Participant, using the contact information on file with the Company. Either party hereto may change such party's address for notices by notice duly given pursuant hereto.

          7. Securities Laws Requirements. The Company shall not be obligated to issue Shares to the Participant free of the restrictive legend described in
Section 4 hereof or of any other restrictive legend, if such transfer, in the opinion of counsel for the Company, would violate the Securities Act of 1933, as amended (the "Securities Act") (or any other federal or state statutes having similar requirements as may be in effect at that time).

          8. No Obligation to Register. The Company shall be under no obligation to register the Restricted Shares pursuant to the Securities Act or any other federal or state securities laws.

          9. Protections Against Violations of Agreement. Until such time as the
Restricted Shares are fully vested in accordance with Section 2(a) hereof, no purported sale, assignment, mortgage, hypothecation, transfer, charge, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any of the Restricted Shares or any agreement or commitment to do any of the foregoing (each a "Transfer") by any holder thereof in violation of the provisions of this Restricted Share
Agreement will be valid, except with the prior written consent of the Board of
Directors of the Company (such consent shall be granted or withheld in the sole discretion of the Board of Directors) or except in accordance with Section 14(a)
or 14(b) hereof.

Any purported Transfer of Restricted Shares or any economic benefit or interest therein in violation of this Restricted Share Agreement shall be null and void ab initio, and shall not create any obligation or liability of the Company, and any person purportedly acquiring

                                       -3-

any Restricted Shares or any economic benefit or interest therein transferred in violation of this Restricted Share Agreement shall not be entitled to be recognized as a holder of such Shares.

Without prejudice to the foregoing, in the event of a Transfer or an attempted
Transfer in violation of this Restricted Share Agreement, the Company shall have the right (in its sole discretion) to require a repurchase from the Participant of such Restricted Shares the subject of the Transfer or attempted Transfer at a price per Share equal to the par value per Share.

          10. Taxes. The Participant understands that he or she (and not the
Company) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by this Restricted Share Agreement. The
Participant shall pay to the Company promptly upon request, and in any event at the time the Participant recognizes taxable income in respect to the Restricted
Shares (or, if the Participant makes an election under Section 83(b) of the Code in connection with such grant), an amount equal to the taxes the Company determines it is required to withhold at the lowest applicable rate determined by the Company under applicable tax laws with respect to the Restricted Shares.
The Participant may satisfy the foregoing requirement by making a payment to the
Company in cash or, with the approval of the Administrator, in its sole discretion, by electing to have the Company repurchase Shares which the
Participant already owns and in such event the Company shall repurchase such number of Shares having a value equal to the minimum amount of tax required to be withheld. Such Shares shall be valued at their Fair Market Value on the date as of which the amount of tax to be withheld is determined. Any fractional amounts shall be settled in cash. The Participant shall promptly notify the
Company of any election made pursuant to Section 83(b) of the Code. A form of such election is attached hereto as Exhibit A.

     THE PARTICIPANT ACKNOWLEDGES THAT IT IS THE PARTICIPANT'S SOLE
     RESPONSIBILITY AND NOT THE COMPANY'S TO FILE TIMELY THE ELECTION UNDER
     SECTION 83(b) OF THE CODE, EVEN IF THE PARTICIPANT REQUESTS THE COMPANY OR
     ITS REPRESENTATIVE TO MAKE THIS FILING ON THE PARTICIPANT'S BEHALF.

The Participant acknowledges that the tax laws and regulations applicable to the
Restricted Shares and the disposition of the Restricted Shares following vesting are complex and subject to change, and it is the sole responsibility of the
Participant to obtain his or her own advice as to the tax treatment of the terms of this Restricted Share Agreement.

     BY SIGNING THIS AGREEMENT, THE PARTICIPANT REPRESENTS THAT HE OR SHE HAS
     REVIEWED WITH HIS OR HER OWN TAX ADVISORS THE FEDERAL, STATE, LOCAL AND
     FOREIGN TAX CONSEQUENCES OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT
     AND THAT HE OR SHE IS RELYING SOLELY ON SUCH ADVISORS AND NOT ON ANY
     STATEMENTS OR REPRESENTATIONS OF THE COMPANY OR ANY OF ITS AGENTS. THE
     PARTICIPANT UNDERSTANDS AND AGREES

                                       -4-

     THAT HE OR SHE (AND NOT THE COMPANY) SHALL BE RESPONSIBLE FOR ANY TAX
     LIABILITY THAT MAY ARISE AS A RESULT OF THE TRANSACTIONS CONTEMPLATED BY
     THIS AGREEMENT.

          11. Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Restricted Share Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

          12. Confidentiality. The Participant acknowledges [and agrees to comply with the confidentiality covenant in his employment letter dated
___________][that during the period of his employment with the Company or any
Subsidiary of Affiliate, he or she shall have access to the Company's
Confidential Information (as defined below). All books of account, records, systems, correspondence, documents, and any and all other data, in whatever form, concerning or containing any reference to the works and business of the
Company or its affiliated companies shall belong to the Company and shall be given up to the Company whenever the Company requires the Participant to do so.
The Participant agrees that the Participant shall not at any time during the term of the Participant's employment or thereafter, without the Company's prior written consent, disclose to any person (individual or entity) any information or any trade secrets, plans or other information or data, in whatever form,
(including, without limitation, (a) any financing strategies and practices, pricing information and methods, training and operational procedures, advertising, marketing, and sales information or methodologies or financial information and (b) any Proprietary Information (as defined below)), concerning the Company's or any of its affiliated companies' or customers' practices, businesses, procedures, systems, plans or policies (collectively, "Confidential
Information"), nor shall the Participant utilize any such Confidential
Information in any way or communicate with or contact any such customer other than in connection with the Participant's employment by the Company. The
Participant hereby confirms that all Confidential Information constitutes the
Company's exclusive property, and that all of the restrictions on the
Participant's activities contained in this Agreement and such other nondisclosure policies of the Company are required for the Company's reasonable protection. Confidential Information shall not include any information that has otherwise been disclosed to the public not in violation of this Agreement. This confidentiality provision shall survive the termination of this Restricted Share
Agreement and shall not be limited by any other confidentiality agreements entered into with the Company or any of its affiliates.

With respect to any Confidential Information that constitutes a "trade secret"
pursuant to applicable law, the restrictions described above shall remain in force for so long as the particular information remains a trade secret or for the two year period immediately following termination of Participant's employment for any reason, whichever is longer. With respect to any Confidential
Information that does not constitute a "trade secret" pursuant to applicable law, the restrictions described above shall remain in force during Participant's employment and for the two year period immediately following termination of
Participant's employment for any reason.

                                       -5-

The Participant agrees that the Participant shall promptly disclose to the
Company in writing all information and inventions generated, conceived or first reduced to practice by him alone or in conjunction with others, during or after working hours, while in the employ of the Company (all of which is collectively referred to in this Agreement as "Proprietary Information"); provided, however, that such Proprietary Information shall not include (a) any information that has otherwise been disclosed to the public not in violation of this Agreement and
(b) general business knowledge and work skills of the Participant, even if developed or improved by the Participant while in the employ of the Company. All such Proprietary Information shall be the exclusive property of the Company and is hereby assigned by the Participant to the Company. The Participant's
obligation relative to the disclosure to the Company of such Proprietary
Information anticipated in this Section shall continue beyond the Participant's termination of employment and the Participant shall, at the Company's expense, give the Company all assistance it reasonably requires to perfect, protect and use its right to the Proprietary Information.

For purposes of this Section, the "Company" refers to the Company and any incorporated or unincorporated affiliates of the Company, including any entity which becomes the Participant's employer as a result of any reorganization or restructuring of the Company for any reason. The Company shall be entitled, in connection with its tax planning or other reasons, to terminate the
Participant's employment (which termination shall not be considered a termination for any purposes of this Restricted Share Agreement, any employment agreement or otherwise) in connection with an invitation from another affiliate of the Company to accept employment with such affiliate in which case the terms and conditions hereof shall apply to the Participant's employment relationship with such entity mutatis mutandis.]

          13. Lock-Up.

               (a) The Participant agrees that, during the period specified in
Section 13(b) (the "Lock-Up Period"), he or she will not offer, sell, contract to sell, charge, pledge, grant any option to purchase, make any short sale or otherwise dispose of any Restricted Shares (including for all purposes of this
Section 13 Restricted Shares with respect to which all restrictions other than those in this Section 13 have lapsed) (the "Locked-Up Shares"), except as set forth in Section 13(d) hereof or Section 14(a) or 14(b) hereof. The foregoing restriction is expressly agreed to preclude the Participant from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Locked-Up Shares even if such shares would be disposed of by someone other than the Participant.
Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Locked-Up Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such shares.

               (b) The initial Lock-Up Period will commence on the Date of Grant and continue for 120 days after the initial Public Offering (as defined in
Section 14(a) hereof) date set forth on the final prospectus used to sell the
Shares (the "Public Offering Date"); provided, however, that if (i) during the last 17 days of the initial Lock-

                                       -6-

Up Period, the Company releases earnings results or announces material news or a material event or (ii) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 15-day period following the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the
18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless the initial Public Offering underwriters each waives, in writing, such extension.

               (c) The Participant further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this
Restricted Share Agreement during the period from the Date of Grant to and including the 34th day following the expiration of the initial Lock-Up Period
(except in accordance with Section 14(a) or 14(b) hereof), it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the
Lock-Up Period (as such may have been extended pursuant to the previous paragraph) has expired.

               (d) Notwithstanding the foregoing, if the Restricted Shares are otherwise vested and transferable pursuant to this Agreement, then the
Participant may transfer the Locked-Up Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the Participant or the immediate family of the Participant, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, or (iii) with the prior written consent of the Company.
For purposes of this Section 13, "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. The
Participant also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the
Locked-Up Shares except in compliance with the foregoing restrictions or in accordance with Section 14(a) or 14(b) hereof.

               (e) The Participant understands that the Company is relying upon the Participant's agreement in this Section 13 in proceeding toward consummation of the initial Public Offering. The Participant further understands that
Participant's agreement in this Section 13 is irrevocable and shall be binding upon the Participant's heirs, legal representatives, successors, and assigns.

          14. Tag Along and Drag Along Rights.

               (a) Tag Along Rights. Prior to the initial Public Offering by the
Company, in the event that the Fortress Shareholders (as defined in this
Section) shall propose to transfer, in one or more transactions, more than 50%
of the Shares they collectively own to a third party or third parties (other than another Fortress Shareholder) (a "Proposed Purchaser"), the Participant
shall have the right and option (the "Tag Along Right"), but not the obligation, to participate in such sale, at the same price (which shall take into account all consideration proposed to be paid by the Proposed Purchaser to the

                                       -7-

Fortress Shareholders in such sale) and on the same terms and subject to the same conditions as the sale proposed by the Fortress Shareholders, by transferring up to the same proportion of the Restricted Shares held by the
Participant pursuant to this Agreement as to which restrictions on Transfer have previously lapsed pursuant to Section 2(a) hereof as the proportion of Fortress
Shareholders' Shares that shall be transferred in such sale. Fortress
Shareholders shall notify the Company and the Participant in writing of any such proposed sale at least thirty (30) days prior to the proposed effective date of such proposed sale, which notice shall specify the name and address of the
Proposed Purchaser in such sale, (ii) the proposed purchase price to be paid by the Proposed Purchaser in such sale, (iii) the other material terms and conditions of such proposed sale, (iv) the proposed effective date of the proposed sale and (vi) that the Proposed Purchaser has been informed of the Tag
Along Right and has agreed to purchase the Participant's Shares. The Participant may exercise the Tag Along Right in respect of any such sale by notifying the
Company and the Fortress Shareholders in writing within ten (10) days following notice from the Fortress Shareholders described in the preceding sentence, but in any event no later than fifteen (15) days prior to the proposed effective date of such proposed sale, and, thereafter, shall be irrevocably bound to participate in such sale on such terms and shall execute and deliver any purchase agreement or other certificate, instrument or other agreement required by the Proposed Purchaser to consummate the proposed sale. For purposes of this
Agreement, (i) "Fortress Shareholder" shall have the same meaning as Permitted
Transferee, and shall include the FIG Funds, as each such term is defined in the
Plan, that currently own Shares; and (ii) "Public Offering" shall mean an offering of equity securities of the Company pursuant to an effective registration statement under the Securities Act, including an offering in which the Fortress Stockholders are entitled to sell Shares.

               (b) Drag Along Rights. Prior to the initial Public Offering by the Company, in the event that the Fortress Shareholders shall propose to transfer, in one or more transactions, more than 50% of the Shares they collectively own to a Proposed Purchaser, the Fortress Shareholders shall have the right and option (the "Drag Along Right"), but not the obligation, to compel the Participant to participate in such sale, at the same price (which shall take into account all consideration proposed to be paid by the Proposed Purchaser to the Fortress Shareholders in such sale) and on the same terms and subject to the same conditions as the sale proposed by the Fortress Shareholders, by transferring up to the same proportion of the Restricted Shares held by the
Participant pursuant to this Agreement (whether or not the restrictions on
Transfer have previously lapsed) as the proportion of the Fortress Shareholders'
Shares that shall be transferred in such sale. Notwithstanding any other provision of this Agreement, any otherwise applicable restrictions on Transfer shall not apply to a Transfer pursuant to this Section 14(b) and, after the consummation of such Transfer, shall not apply to such formerly Restricted
Shares in the hands of the Proposed Purchaser or the Proposed Purchaser's successors. Fortress Shareholders may exercise the Drag Along Right in respect of any such sale by notifying the Company and the Participants in writing no later than fifteen (15) days prior to the proposed effective date of such proposed sale of (i) the proposed purchase price to be paid by the Proposed
Purchaser in such sale, (ii) the other material terms and conditions of such proposed sale and (iii) the proposed effective date of the proposed sale. Upon receipt of such notice, the Participant shall execute and deliver any

                                       -8-

purchase agreement or other certificate, instrument or other agreement required by the Proposed Purchaser to consummate the proposed sale on or prior to the proposed effective date.

          15. Governing Law. This Restricted Share Agreement shall be governed by and construed according to the laws of Bermuda.

          16. Incorporation of Plan. The Plan is hereby incorporated by reference and made a part hereof, and the Restricted Shares and this Restricted
Share Agreement shall be subject to all terms and conditions of the Plan and this Restricted Share Agreement.

          17. Amendments; Construction. The Administrator may amend the terms of this Restricted Share Agreement prospectively or retroactively at any time, but no such amendment shall impair the rights of the Participant hereunder without his or her consent. To the extent the terms of Section 12 above conflict with any prior agreement between the parties related to such subject matter, the terms of Section 12 shall supersede such conflicting terms and control. Headings to Sections of this Restricted Share Agreement are intended for convenience of reference only, are not part of this Restricted Share Agreement and shall have no affect on the interpretation hereof.

          18. Survival of Terms. This Restricted Share Agreement shall apply to and bind the Participant and the Company and their respective permitted assignees and transferees, heirs, legatees, executors, administrators and legal successors.

          19. Rights as a Shareholder. During the period until the restrictions on Transfer of the Restricted Share lapse as provided in Section 2(a) hereof, the Participant shall have all the rights of a shareholder with respect to the
Restricted Shares save only the right to Transfer the Restricted Shares.
Accordingly, the Participant shall have the right to vote the Restricted Shares and to receive any ordinary dividends paid to or made with respect to the
Restricted Shares.

          20. Agreement Not a Contract for Services. Neither the Plan, the
granting of the Restricted Shares, this Restricted Share Agreement nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Participant has a right to continue to provide services as an officer, director, employee, consultant or advisor of the Company or any Subsidiary or Affiliate for any period of time or at any specific rate of compensation.

          21. Authority of the Administrator; Disputes. The Administrator shall have full authority to interpret and construe the terms of the Plan and this
Restricted Share Agreement. The determination of the Administrator as to any such matter of interpretation or construction shall be final, binding and conclusive.

          22. Representations. The Participant has reviewed with the
Participant's own tax advisors the Federal, state, local and foreign tax consequences of the transactions contemplated by this Restricted Share
Agreement. The Participant is relying solely on such advisors and not on any statements or representations of the Company or

                                       -9-

any of its agents. The Participant understands that he or she (and not the
Company) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by this Restricted Share Agreement.

          23. Severability. Should any provision of this Restricted Share
Agreement be held by a court of competent jurisdiction to be unenforceable, or enforceable only if modified, such holding shall not affect the validity of the remainder of this Restricted Share Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification (if any) to become a part hereof and treated as though contained in this original
Restricted Share Agreement.

          24. Acceptance. The Participant hereby acknowledges receipt of a copy of the Plan and this Restricted Share Agreement. The Participant has read and understands the terms and provisions of the Plan and this Restricted Share
Agreement, and accepts the Restricted Shares subject to all the terms and conditions of the Plan and this Restricted Share Agreement. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under this
Restricted Share Agreement.

          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Restricted Share Agreement on the day and year first above written.

                                        AIRCASTLE INVESTMENT LIMITED

                                        By
                                           -------------------------------------
                                        Name
                                             -----------------------------------
                                        Title
                                              ----------------------------------

                                        [NAME]

                                        ----------------------------------------
                                        The Participant

                                      -10-

                                    EXHIBIT A
                          ELECTION UNDER SECTION 83(b)

The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the
Internal Revenue Code of 1986, as amended, to include in taxpayer's gross income for the current taxable year the amount of any compensation taxable to taxpayer in connection with taxpayer's receipt of the property described below:

          1. The name address, taxpayer identification number and taxable year of the undersigned are as follows:

     NAME OF TAXPAYER: _________________________________________________________

     NAME OF SPOUSE: ___________________________________________________________

     ADDRESS: __________________________________________________________________

     IDENTIFICATION NO. OF TAXPAYER: ___________________________________________

     IDENTIFICATION NUMBER OF SPOUSE: __________________________________________

     TAXABLE YEAR: _____________________________________________________________

          2. The property with respect to which the election is made is described as follows: _______ shares of Common Stock, par value $0.01 per share, of Aircastle Investment Limited ("Company").

          3. The date on which the property was transferred is:
________________, 20__.

          4. The property is subject to the following restrictions:

The property may not be transferred and are subject to forfeiture under the terms of an agreement between the taxpayer and the Company. These restrictions lapse upon the satisfaction of certain conditions in such agreement.

          5. The fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is: $ ________________.

          6. The amount (if any) paid for such property is: $ ______________.

The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned's receipt of the above-described property. The transferee of such property is the person performing the services in connection with the transfer of said property.

The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner.

Dated: _______________, 200_            ________________________________________
                                        Taxpayer

The undersigned spouse of taxpayer joins in this election.

Dated: _______________, 200_            ________________________________________
                                        Spouse of Taxpayer

                                      -11-